Exhibit 3.55

Date filed: 7/6/1984

File no.: 8401880155

CERTIFICATE OF INCORPORATION

OF

BURLINGTON LICENSING CORPORATION

I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is Burlington Licensing Corporation (hereinafter referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 229 South State Street, City of Dover, 19901, County of Kent, State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The corporation shall be authorized to issue one thousand (1,000) shares all of which are $.001 par value, all of which are of the same class and all of which are to be designated as Common Stock.

(b) Except as otherwise required by Statute, the holders of the Common stock of the corporation shall possess the exclusive right to vote for the election of directors and for all other corporate purposes.

(c) Except as otherwise required by statute, the designations and the powers, preferences and rights, and the qualifications or restrictions thereof of any class or classes of stock or any series of any class of stock of the corporation may be determined from time to time by resolution or resolutions of the Board of Directors.

5. The name and address of the incorporator is as follows:

Name	Address

Diana Tomlinson	c/o Phillips, Nizer, Benjamin, Krim & Ballon
40 West 57th Street New York, New York 10019

6. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2)	The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, and to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do such acts and things as may be exercised or done by the corporation subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

7. The corporation may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourth (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this 3rd day of July, 1984.

/s/ Diana Tomlinson
c/o Phillips, Nizer, Benjamin, Krim & Ballon
40 West 57th Street New York, New York 10019

Date filed: 12/10/84

File no.: 8403450177

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BURLINGTON LICENSING CORPORATION

It is hereby certified:

FIRST: The name of the corporation is Burlington Licensing Corporation (hereinafter referred to as the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said article the following article:

FIRST: The name of the Corporation is C.L.B., Inc. (hereinafter referred to as the “Corporation”).

THIRD: The amendment of the certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of the Certificate of Incorporation on behalf of the Corporation, affirming that the statements herein contained are true and correct under the penalties of perjury this 5th day of December, 1984.

/s/ Monroe G. Milstein, President
Monroe G. Milstein, President

Attested:

/s/ Henrietta Milstein, Secretary
Henrietta Milstein, Secretary

Date filed: 3/30/98

File no.: 98112225 - 2039312

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

[C.L.B., INC.]

The Board of Directors of the C.L.B., INC.,

a Corporation of Delaware, on this [24th] day of [February], A.D. 19[98],

do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is [Suite 1300], [1105 North Market] Street, in the City of [Wilmington], County of [New Caste] Zip Code [19899].

The name of the Registered Agent therein and in charge thereof, upon whom process against this Corporation may be served, is [Delaware Corporate Management, Inc.]

The [C.L.B., Inc]

a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the [24th] day of [February] A.D. 19[98]

BY:	/s/ Monroe G. Milstein, President
President/C.E.O.
MONROE G. MILSTEIN
President/C.E.O.

Fax number:	609-387-9011

ATTEST:	/s/Andrew Brookman, Assistant Secretary
Assistant Secretary
ANDREW BROOKMAN
Assistant Secretary

Telephone No.:	609-387-7800